Exhibit 3.5

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I—Name:

The name of the Limited Liability Company is:

American Snack & Beverage, LLC
(Must end with the words “Limited Liability Company, “Limited Company” or their abbreviation “LLC,” or “L.C.,”)

ARTICLE II—Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

3901 Ravenswood Road	1101 Market Street
Suite 101	Philadelphia, PA 19107
Dania Beach, FL 33312

ARTICLE III—Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

C T Corporation System
Name

1200 South Pine Island Road
Florida street address (P.O. Box NOT acceptable)

Plantation, Florida 33324
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..

C T Corporation System

/s/ illegible
Registered Agent’s Signature (REQUIRED)

(CONTINUED)

ARTICLE IV-Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager
“MGRM” = Managing Member

MGRM	ARAMARK Refreshment Services, LLC
1101 Market Street
Philadelphia, PA 19107

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing:                                          (OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

/s/ Gregory C. Ott
Signature of a member or an authorized representative of a member.

(In accordance with section 608,408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Gregory C. Ott, Assistant Secretary, ARAMARK Refreshment Services, LLC
Typed or printed name of signee Sole Member

Filing Fees:

$125.00   Filing Fee for Articles of Organization and Designation of Registered Agent

$  30.00   Certified Copy (Optional)

$    5.00   Certificate of Status (Optional)